Exhibit 23.01
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No.  333-34290, 333-57438, 333-57432, 333-57450, 333-133044, 333-133045, and 333-151196) and on Form S-3 (File No. 333-118176, and 333-125964) of Monro Muffler Brake, Inc. of our report dated June 12, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Rochester, New York
June 12, 2008